Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-213548) of Westlake Chemical Corporation of our report dated February 21, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Westlake Chemical Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 20, 2018